Exhibit 23.1
               [LETTERHEAD OF AIRCRAFT INFORMATION SERVICES, INC.]






March 25, 2002


Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Re: Lease Investment Flight Trust


Ladies and Gentlemen:

Reference is made to the Annual Report on Form 10-K (the "Form 10K") for the fiscal year ended December 31, 2001 (file no. 333-69864) of Lease Investment Flight Trust, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

We hereby consent to (i) the use of the information contained in our appraisal(s) for the dates set forth in the Form 10-K, (ii) the references to our firm in the Form 10-K, (iii) the filing of our appraisal as an exhibit to the Form 10-K and (iv) the filing of this letter as an exhibit to the Form 10-K.

                                        Aircraft  Information Services, Inc.




                                        By:  /s/  John D. McNicol
                                             --------------------

                                             Name:  John D. McNicol
                                             Title: Vice President
                                                    Appraisals & Forecasts